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                            INDEPENDENT AUDITORS' CONSENT




    We consent to the incorporation by reference in this Registration Statement of Global One Distribution & Merchandising Inc. on Form S-8, No. 333-17249 of our report dated March 31, 1997, appearing in the Annual Report on Form 10-K of Global One Distribution & Merchandising Inc. for the year ended December 31, 1996.






DELOITTE & TOUCHE LLP


Los Angeles , California
April 9, 1997


                                     Exhibit 23.1